UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

February 19, 2013

Date of Report (Date of earliest event reported)

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On February 19, 2013, the Board of Directors (the “Board”) of Capital One Financial Corporation (the “Company”) appointed each of Benjamin P. Jenkins, III and Catherine G. West to serve as directors, effective immediately. The size of the Board was increased to eleven in connection with the appointments. Neither Mr. Jenkins nor Ms. West has been appointed to serve on any Board committee at this time. Both Mr. Jenkins and Ms. West will stand for election by the Company’s stockholders at the Annual Meeting of Stockholders in May 2013.

Neither Mr. Jenkins nor Ms. West was selected as a director pursuant to any arrangement or understanding between him or her and any other person. There are no related party transactions between the Company and Mr. Jenkins or Ms. West. Each of Mr. Jenkins and Ms. West will receive compensation for his or her services on the Board in accordance with the standard compensatory arrangement described in the Company’s proxy statement filed on March 23, 2012 for non-employee directors, pro-rated for service until the Annual Meeting of Stockholders in May 2013.

A copy of the Company’s press release announcing the appointments of Mr. Jenkins and Ms. West to the Board is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	Press release, dated February 20, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: February 20, 2013	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr.
General Counsel and Corporate Secretary

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